UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                        DATE OF REPORT: FEBRUARY 17, 2000



                               INSILCO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




          Delaware                       0-22098               06-0635844
          --------                       -------               ----------
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NO.)      (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)



                              425 Metro Place North
                                   Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANTS
                          PRINCIPAL EXECUTIVE OFFICES)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

           On February 17, 2000, Insilco Holding Co. through its wholly-owned subsidiary Insilco Corporation and two newly created wholly-owned subsidiaries of Insilco Corporation, Insilco Technology (Canada) Corporation and 9087-3498 Quebec Inc., executed a definitive agreement to purchase 9011-7243 Quebec Inc., known as T.A.T. Technologies. 9087-3498 Quebec Inc. purchased 9011-7243 Quebec Inc. The surviving entity, T.A.T. Technologies, is a wholly-owned subsidiary of Insilco Technology (Canada) Corporation and is a Montreal-based provider of cable and wire assemblies. The gross purchase price paid by Insilco Holding Company was $91.2 million and is subject to certain post closing adjustments. The entire purchase price was financed with borrowings under Insilco Corporation's Term Loan Facility.

           This transaction was accomplished through arms length negotiations between Insilco Corporation management and T.A.T management.

           Insilco Holding Co.'s press release issued February 21, 2000 is attached as an exhibit and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial Statements of Business Acquired
           -----------------------------------------

           Immediately following the signature page of this Form 8-K are the audited Balance Sheets of 9011-7243 Quebec Inc. for the period ended October 31, 1999 and 1998, and the related Statements of Income and Retained Earnings and the Statements of Cash Flows for the years ended October 31, 1999 and 1998. These statements are denominated in Canadian Dollars.

     (b)   Pro Forma financial Information
           -------------------------------

           Immediately following the 9011-7243 Quebec Inc. Financial Statements, are the unaudited pro forma condensed consolidated financial statements as follows:

             Pro Forma Condensed Consolidated Balance
               Sheet as of September 30, 1999                         Page F-1

             Pro Forma Condensed Consolidated Statement
               Of Operations
                      Nine months ended September 30, 1999            Page F-2
                      Year ended December 31, 1998                    Page F-3

           The pro forma unaudited condensed balance sheet as of September 30, 1999 presents the estimated impact of the purchase of T.A.T. Technologies, as discussed in Item 2, on the Insilco Corporation's consolidated financial position assuming the purchase had occurred at September 30, 1999. The pro forma unaudited condensed consolidated statements of operations for the nine months ended September 30, 1999 and the year ended December 31, 1998 present the estimated impact of the purchase of T.A.T. Technologies on the Insilco Corporation's historical consolidated statements of operations as if such purchase had occurred at the beginning of the applicable period. The nonrecurring transactions related directly to the purchase are excluded from the pro forma statements of operations. The significant assumptions utilized for the pro forma financial statements include:
           (i) the purchase price increased the outstanding debt described above; (ii) the interest rates for the outstanding debt are based upon the weighted average rates during the applicable period; (iii) income tax expense (benefit) attributable to the pro forma transactions is provided at the statutory tax rate; (iv) the September 30, 1999 Balance Sheet is translated using the September 30, 1999 translation rate; (v) the nine months ended September 30, 1999 Statement of Operations is translated using the average translation rate for the period January 1, 1999 to September 30, 1999 and (vi) the year ended December 31, 1998 Statement of Operations is translated using the average translation rate for the period January 1, 1998 to December 31, 1998.

           Also reflected in the pro forma financial statements is the impact of the sale of Taylor Publishing Company as disclosed in the Insilco Corporation 8-K issued February 25, 2000. The significant assumptions utilized for the pro forma financial statements reflecting the sale include: (i) the net proceeds will be utilized to reduce the outstanding debt described above; (ii) the interest rates for the outstanding debt are based upon the weighted average rates during the applicable period and (iii) income tax expense (benefit) attributable to the pro forma transactions is provided at the statutory tax rate.

           The unaudited pro forma condensed consolidated financial statements have been prepared by Insilco Corporation based upon assumptions deemed proper. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of Insilco Corporation or of the financial position or results of operations that would have actually occurred had the transaction been in effect as of the date or for the periods presented.

           The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Insilco Corporation.

     (c)   Exhibits.

           EXHIBIT NO.                        DESCRIPTION

              2 (a) Purchase agreement dated December 22, 1999 by and among Insilco Corporation, David Mesri and Nahid Salim.

             23 (a)      Consent of Wasserman Stotland Bratt Grossbaum.

             99 (a) Press release of the Insilco Holding Co. issued February 21, 2000.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                INSILCO CORPORATION
                                       -------------------------------------
                                       Registrant



Date: February 17, 2000            By: /s/ MICHAEL R. ELIA
                                       -------------------------------------
                                       Michael R. Elia
                                       Senior Vice President, Chief Financial
                                       Officer, Treasurer and Secretary

                              9011-7243 QUEBEC INC.
                              FINANCIAL STATEMENTS
                          AT OCTOBER 31, 1999 AND 1998

                                AUDITORS' REPORT

To the Shareholder of,
   9011-7243 QUEBEC INC.


         We have audited the balance sheets of 9011-7243 QUEBEC INC. as at October 31, 1999 and October 31, 1998 and the statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these financial statements present fairly, in all material respects, the financial position of the corporation as at October 31, 1999 and October 31, 1998 and the results of its operations and its cash flows for the years then ended in accordance with generally accepted accounting principles.



                                          /s/ Wasserman Stotland Bratt Grossbaum
                                          --------------------------------------
                                          CHARTERED ACCOUNTANTS.
Montreal, Quebec.
November 12, 1999.

                              9011-7243 QUEBEC INC.

            (INCORPORATED UNDER PART 1A OF THE QUEBEC COMPANIES ACT)

                                 BALANCE SHEETS
                                  AT OCTOBER 31

                                                        1999            1998
                                                     ----------      ----------
                                                         $                $
                                ASSETS
CURRENT
     Cash and cash equivalents                       11,583,612       1,827,849
     Trade accounts receivable                       18,703,464       6,058,133
     Inventories (Note 3)                             8,655,581       3,549,477
     Prepaid expenses                                    43,113          12,751
                                                     ----------      ----------
                                                     38,985,770      11,448,210

PROPERTY, PLANT AND EQUIPMENT, NET  (Note 4)          2,119,122       1,449,509
                                                     ----------      ----------
                                                     41,104,892      12,897,719
                                                     ==========      ==========
                              LIABILITIES
CURRENT

     Accounts payable                                 7,290,861       1,760,840
     Accrued liabilities                                158,678          62,487
     Cheques in transit                               1,574,679       1,498,381
     Sales taxes payable                                750,317         301,970
     Accrued compensation                            16,143,139       2,170,380
     Income taxes payable                             2,187,118       1,050,383
                                                     ----------      ----------
                                                     28,104,792       6,844,441
                                                     ----------      ----------
                         SHAREHOLDER'S EQUITY
CAPITAL STOCK (Note 5)                                      100             100

RETAINED EARNINGS                                    13,000,000       6,053,178
                                                     ----------      ----------
                                                     13,000,100       6,053,278
                                                     ----------      ----------
                                                     41,104,892      12,897,719
                                                     ==========      ==========
APPROVED ON BEHALF OF THE BOARD

 /s/ Nahid Salim         Director
---------------------------------

                See accompanying notes to financial statements.

                              9011-7243 QUEBEC INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                         FOR THE YEARS ENDED OCTOBER 31

                                                      1999             1998
                                                   -----------      -----------
                                                        $                $
SALES                                               69,135,420       29,672,392
                                                   -----------      -----------
COST OF GOODS SOLD

     Inventories - beginning of year                 3,549,477        3,035,801
     Material costs                                 40,902,656       15,498,851
     Direct labour and fringe benefits               8,267,114        3,871,113
                                                   -----------      -----------
                                                    52,719,247       22,405,765
     Inventories - end of year                       8,655,581        3,549,477
                                                   -----------      -----------
                                                    44,063,666       18,856,288
                                                   -----------      -----------
GROSS MARGIN                                        25,071,754       10,816,104
                                                   -----------      -----------
EXPENSES

     Selling and administrative  (Schedule 1)       14,548,576        5,354,194
     Depreciation                                      149,026          117,707
                                                   -----------      -----------
                                                    14,697,602        5,471,901
                                                   -----------      -----------
INCOME FROM OPERATIONS BEFORE INTEREST
     INCOME AND INCOME TAXES                        10,374,152        5,344,203

Interest income                                        242,710           50,225
                                                   -----------      -----------
INCOME BEFORE INCOME TAXES                          10,616,862        5,394,428

Provision for income taxes                           3,668,552        1,789,199
                                                   -----------      -----------
NET INCOME                                           6,948,310        3,605,229

RETAINED EARNINGS - BEGINNING OF YEAR                6,053,178        2,447,949
                                                   -----------      -----------
                                                    13,001,488        6,053,178

Less:  Dividends                                        (1,488)            --
                                                   -----------      -----------
RETAINED EARNINGS - END OF YEAR                     13,000,000        6,053,178
                                                   ===========      ===========

                See accompanying notes to financial statements.

                              9011-7243 QUEBEC INC.

                            STATEMENTS OF CASH FLOWS
                         FOR THE YEARS ENDED OCTOBER 31

                                                                 1999             1998
                                                              -----------      -----------
                                                                   $                $
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
     Net income                                                 6,948,310        3,605,229
     Item not affecting the cash position:
       Depreciation                                               149,026          117,707

     Changes in non-cash working capital:
       Increase in accounts receivable                        (12,645,331)      (2,058,651)
       Increase in inventories                                 (5,106,104)        (513,676)
       Increase in prepaid expenses                               (30,362)          (3,814)
       Increase (decrease) in accounts payable                  5,530,021         (970,981)
         liabilities
       Increase in accrued liabilities                             96,191           42,490
       Increase in cheques in transit                              76,298        1,498,381
       Increase in sales taxes payable                            448,347           97,819
       Increase (decrease) in accrued compensation             13,972,759       (1,086,241)
       Increase in income taxes payable                         1,136,735          630,822
                                                              -----------      -----------

     Cash flows from operating activities                      10,575,890        1,359,085

CASH FLOWS USED IN INVESTING ACTIVITY

     Acquisition of property, plant and equipment  (Note 6)      (818,639)        (492,087)

CASH FLOWS USED IN FINANCING ACTIVITY

     Dividends                                                     (1,488)            --
                                                              -----------      -----------

NET INCREASE IN CASH FLOWS                                      9,755,763          866,998

Cash and cash equivalents - beginning of year                   1,827,849          960,851
                                                              -----------      -----------

CASH AND CASH EQUIVALENTS - END OF YEAR
     (Note 6)                                                  11,583,612        1,827,849
                                                              ===========      ===========

           See accompanying notes to financial statements. SCHEDULE 1

                              9011-7243 QUEBEC INC.

                 SCHEDULE OF SELLING AND ADMINISTRATIVE EXPENSES
                         FOR THE YEARS ENDED OCTOBER 31

                                                1999                1998
                                             ----------          ----------
                                                 $                    $

Rent and occupancy costs                         39,091             206,388
Rental of equipment                               7,973              10,795
Light, heat and power                            58,084              52,139
Entertainment and promotion                      50,591              50,714
Travel, auto and delivery                        58,878              49,858
Administrative and selling salaries          13,208,692           4,245,483
Wage levies                                     822,463             555,769
Taxes and licenses                              119,831              82,577
Insurance                                        17,920              18,565
Professional fees                                54,662              25,032
Office and general                               66,254              25,249
Telephone                                        15,343              15,222
Donations                                         2,519              10,100
Interest and bank charges                        26,275               6,303
                                             ----------          ----------
                                             14,548,576           5,354,194
                                             ==========          ==========




                See accompanying notes to financial statements.

                              9011-7243 QUEBEC INC.

                          NOTES TO FINANCIAL STATEMENTS
                          AT OCTOBER 31, 1999 AND 1998


1.    NATURE OF BUSINESS

      The company operates under the name, T.A.T. Technologies and manufacturers and assembles cables and connectivity products for the telecommunications industry both in Canada and United States.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      CASH EQUIVALENTS -

      Cash equivalents include term deposits and highly liquid investments with original maturities of three months of less. Cash equivalents are carried at cost, which approximates fair value.

      INVENTORIES -

      Raw materials are valued at lower of cost and replacement cost, the cost being determined using the first-in, first-out method.

      Work-in-process includes material cost, direct labour and an allocation of manufacturing overhead.

      Finished goods are valued at lower of cost and net realizable value.


      PROPERTY, PLANT AND EQUIPMENT -

      Property, plant and equipment are recorded at cost and depreciation has been provided as follows:

         ON THE DECLINING BALANCE METHOD -

             Building                                            4%
             Furniture and fixtures                             20%
             Equipment                                          30%
             Computer hardware                                  30%
             Computer software                                 100%
             Rolling stock                                      30%

                              9011-7243 QUEBEC INC.

                          NOTES TO FINANCIAL STATEMENTS
                          AT OCTOBER 31, 1999 AND 1998



2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


      FOREIGN CURRENCY TRANSLATION -

      Accounts in foreign currency have been translated as follows:

         Monetary items         -   at exchange rates in effect at the balance
                                    sheet date;

         Non-monetary items     -   at exchange rates in effect on the dates of
                                    the transactions;

         Revenue and expenses   -   at average exchange rates prevailing during
                                    the period, except for inventories which are translated at rates prevailing when the related inventories were acquired.

      Gains and losses arising from foreign currency translation are included in income.

      INCOME TAXES -

      There are no material differences between income tax expense computed by applying the statutory federal and provincial tax rates and income tax expense in the financial statements.

      USE OF ESTIMATES -

      In preparing the corporation's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the period. Actual results may differ from these estimates.

      IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF -

      Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                              9011-7243 QUEBEC INC.

                          NOTES TO FINANCIAL STATEMENTS
                          AT OCTOBER 31, 1999 AND 1998

3.    INVENTORIES


      Inventories consists of the following at October 31

                                             1999             1998
                                          -----------     -----------
                                           $                $

     Raw materials                         5,930,280       2,579,088
     Work-in-process                         162,473               -
     Finished goods                        2,562,828         970,389
                                          -----------     -----------
                                           8,655,581       3,549,477
                                          ===========     ===========


4.    PROPERTY, PLANT AND EQUIPMENT

                                                    1 9 9 9
                                -----------------------------------------------
                                                                        Net
                                                  Accumulated         Carrying
                                  Cost           Amortization          Amount
                                ---------          ---------          ---------
                                    $                  $                  $

Land                              435,500               --              435,500
Building                        1,450,470             98,193          1,352,277
Furniture and fixtures             44,634             17,076             27,558
Equipment                         375,444            143,683            231,761
Computer hardware                 106,932             42,061             64,871
Computer software                  12,375              9,562              2,813
Rolling stock                      21,274             16,932              4,342
                                ---------          ---------          ---------

                                2,446,629            327,507          2,119,122
                                =========          =========          =========

                              9011-7243 QUEBEC INC.

                          NOTES TO FINANCIAL STATEMENTS
                          AT OCTOBER 31, 1999 AND 1998


4.    PROPERTY, PLANT AND EQUIPMENT (CONT'D.)

                                                    1 9 9 8
                                -----------------------------------------------
                                                                         Net
                                                  Accumulated          Carrying
                                  Cost            Amortization          Amount
                                ---------          ---------          ---------
                                    $                  $                  $

Land                              170,000               --              170,000
Building                        1,106,500             52,538          1,053,962
Furniture and fixtures             40,708              6,106             34,602
Equipment                         213,237             79,116            134,121
Computer hardware                  69,521             22,275             47,246
Computer software                   6,750              3,375              3,375
Rolling stock                      21,274             15,071              6,203
Leasehold improvements             21,737             21,737               --
                                ---------          ---------          ---------
                                1,649,727            200,218          1,449,509
                                =========          =========          =========

5.    CAPITAL STOCK

      AUTHORIZED:   Unlimited number of shares of no par value classified as
                    follows:

                    Class "A" shares, voting, participating

                    Class "B" shares, non-voting, participating

                    Class "C' shares, voting, non-participating, redeemable at the amount paid thereon

                    Class "D" shares, non-voting, non-participating, entitled to a fixed non-cumulative dividend of 1% per month, convertible to Class "A" shares, redeemable at the amount paid thereon

                              9011-7243 QUEBEC INC.

                          NOTES TO FINANCIAL STATEMENTS
                          AT OCTOBER 31, 1999 AND 1998

5.    CAPITAL STOCK (CONT'D.)


                    Class "F" shares, non-voting, non-participating, entitled to a fixed non-cumulative dividend of $1.00 per annum, redeemable and retractable at the amount paid thereon

                    Class "G" shares, non-voting, non-participating, entitled to a fixed non-cumulative dividend of $1.00 per annum, redeemable at the amount paid thereon


      ISSUED AND FULLY PAID:

                                              1999                  1998
                                             -------              -------
                                                $                    $

         100       Class "A" shares              100                  100
                                             =======              =======


6.       STATEMENTS OF CASH FLOWS

         The company has adopted the new recommendations of Section 1540 of the Canadian Institute of Chartered Accountants Handbook with respect to the presentation of information about a company's cash flows. The change has been applied retroactively.

         Additional flow information is as follows:

         (a) For the years ended October 31, 1999 and October 31, 1998, property, plant and equipment with an aggregate cost of $818,639 and $492,087 respectively were acquired by means of a cash payment.

                              9011-7243 QUEBEC INC.

                          NOTES TO FINANCIAL STATEMENTS
                          AT OCTOBER 31, 1999 AND 1998


6.       STATEMENTS OF CASH FLOWS (CONT'D.)


         (b)  Cash and Cash Equivalents -

              Cash and cash equivalents consist of cash on hand, balances with banks and term deposits. Cash and cash equivalents included in the cash flows statements comprise of the following balance sheet amounts:

                                                         1999          1998
                                                      ----------    ----------
                                                           $             $

              Cash on hand and balances with banks        83,612     1,827,849
              Term deposits                           11,500,000          --
                                                      ----------    ----------

                                                      11,583,612     1,827,849
                                                      ==========    ==========

         (c)  Income Taxes Paid -

                                                         1999          1998
                                                      ----------    ----------
                                                           $             $

              Income taxes paid                        3,668,552     1,789,199
                                                      ==========    ==========

                              9011-7243 QUEBEC INC.

                          NOTES TO FINANCIAL STATEMENTS
                          AT OCTOBER 31, 1999 AND 1998


7.    FINANCIAL INSTRUMENTS


         (a)  FAIR VALUE -

              Cash and cash equivalents, accounts receivable, cheques in transit, accounts payable and accrued liabilities, and sales tax payable and accrued compensation are all short-term in nature and as such, their carrying values approximate fair values.

         (b)  CREDIT RISK -

              The corporation provides credit to its clients in the normal course of its operations. The corporation reviews a new customer's credit history before extending credit and conducts regular reviews of its existing customers' credit performance. It maintains provisions for contingent credit losses which once they materialize are consistent with management's forecasts.

         (c)  CURRENCY RISK -

              The company realized approximately 20% of its sales and a significant portion of its purchases in foreign currency. Consequently, some assets, revenues and expenses are exposed to foreign exchange fluctuations. As at October 31, 1999 and 1998 all accounts are translated into Canadian dollars.

8.    ECONOMIC DEPENDENCE

      During the year, the corporation had sales of approximately $57,221,000 (1998 - $19,575,000), representing 82% (1998 - 66%), to one customer.

                              9011-7243 QUEBEC INC.

                          NOTES TO FINANCIAL STATEMENTS
                          AT OCTOBER 31, 1999 AND 1998


9. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

      The financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada. The principles adopted in these financial statements conform in all material respects to those generally accepted in the United States and the rules and regulations promulgated by the Securities and Exchange Commission ("SEC").




10.   UNCERTAINTY DUE TO THE YEAR 2000 ISSUE


      The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date.

      The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure, which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                                                                              1.

                              9011-7243 QUEBEC INC.

                            SUPPLEMENTARY INFORMATION
                                  AT OCTOBER 31



                                            1999                  1998
                                      -----------------     -----------------
                                             $                     $

1.   ACCOUNTS PAYABLE

     Trade - CND.                            3,137,855              990,175
     Trade - USD.                            4,153,006              770,665
                                      -----------------     -----------------
                                             7,290,861            1,760,840

     CSST                                       18,684                    -
     Purchase accrual                           19,109               16,359
     Professional fees                          33,531                6,000
     Tax on capital                             83,200               40,000
     Other                                       4,154                  128
                                      -----------------     -----------------
                                             7,449,539            1,823,327
                                      =================     =================

                      INSILCO CORPORATION AND SUBSIDIARIES

            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                            As of September 30, 1999
                                 (In thousands)

                                                                         a)
                                                                       Taylor
                                                                     Publishing
                                                                      Company
                                                                        Sale         Taylor      T.A.T.     Purchase       T.A.T.
                                                        Historical   Adjustments   Pro Forma  Technologies Adjustments    Pro Forma
                                                         ---------    ---------    ---------    ---------   ---------     ---------
                             Assets
Current assets
       Cash and cash equivalents                         $  14,734            2       14,736        7,895        --          22,631
       Trade receivables, net                               95,188      (18,849)      76,339       12,748        --          89,087
       Other receivables                                    11,570       (4,155)       7,415         --          --           7,415
       Inventories                                          64,381       (8,577)      55,804        5,900        --          61,704
       Deferred tax asset                                    1,547       (1,547)        --           --          --            --
       Prepaid expenses and other                            4,563       (1,638)       2,925           29        --           2,954
                                                         ---------    ---------    ---------    ---------   ---------     ---------
         Total current assets                              191,983      (34,764)     157,219       26,572        --         183,791

Property, plant and equipment                              125,048      (11,659)     113,389        1,444        --         114,833
Deferred tax asset                                           6,206       (6,206)        --           --          --            --
Other assets                                                46,247       (1,329)      44,918         --        82,308 b)    127,226
                                                         ---------    ---------    ---------    ---------   ---------     ---------
         Total assets                                    $ 369,484      (53,958)     315,526       28,016      82,308       425,850
                                                         =========    =========    =========    =========   =========     =========

           Liabilities and Stockholders' (Deficit)
Current liabilities
       Current portion of long-term debt                 $   1,264         --          1,264         --          --           1,264
       Accounts payable                                     38,581       (2,912)      35,669        6,043        --          41,712
       Accrued expenses and other                           55,113      (21,925)      33,188       13,113        --          46,301
                                                         ---------    ---------    ---------    ---------   ---------     ---------
         Total current liabilities                          94,958      (24,837)      70,121       19,156        --          89,277

Long-term debt, excluding current portion                  355,530      (89,113)     266,417         --        91,168 c)    357,585
Intercompany Payable Affiliate                               2,980         --          2,980         --          --           2,980
Other long-term obligations, excluding current portion      46,873          138       47,011         --          --          47,011
Stockholders' (deficit)
       Minority Interest                                       100         --            100         --          --             100
       Stockholders' (deficit)                            (130,957)      59,854      (71,103)       8,860      (8,860)d)    (71,103)
                                                         ---------    ---------    ---------    ---------   ---------     ---------
         Total liabilities and stockholders' (deficit)   $ 369,484      (53,958)     315,526       28,016      82,308       425,850
                                                         =========    =========    =========    =========   =========     =========

a) To reflect removal of Taylor Publishing Company's September 30, 1999 balance sheet and reflect paydown of debt with the net proceeds of $89.1 million.

b) To reflect the excess of acquisition cost over the net assets of the acquired company.

c) To reflect borrowings from Insilco Corporation's Credit Facility to finance the acquisition.

d)  To reflect the write off of equity accounts of the acquired company.

                      INSILCO CORPORATION AND SUBSIDIARIES

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      Nine Months Ended September 30, 1999
                      (In thousands, except per share data)

                                                                  Net Proceeds                          Net Purchase
                                                        Taylor    and Interest   Taylor       T.A.T.    and Interest     T.A.T
                                         Historical   Operations   Adjustments  Pro Forma   Operations   Adjustments   Pro Forma
                                          ---------    ---------    ---------   ---------    ---------    ---------    ---------
Net sales                                 $ 449,590      (92,047)        --       357,543       34,804         --        392,347

Cost of goods sold                          327,216      (50,550)        --       276,666       22,183         --        298,849
Depreciation and amortization                17,507       (3,003)        --        14,504           75        3,086 d)    17,665
Selling, general and administrative          75,486      (29,648)        (175)a)   45,663        7,324         --         52,987
Restructuring Charge                          6,532         --           --         6,532         --           --          6,532
                                          ---------    ---------    ---------   ---------    ---------    ---------    ---------
        Operating income                     22,849       (8,846)         175      14,178        5,222       (3,086)      16,314

Other Income (expense):                        --
      Interest expense                      (27,745)         505        5,352 b)  (21,888)        --         (5,001)e)   (26,889)
      Interest income                           347         --           --           347          122         --            469
      Equity in net income of Thermalex       2,596         --           --         2,596         --           --          2,596
      Other income, net                      10,142          297         --        10,439         --           --         10,439
                                          ---------    ---------    ---------   ---------    ---------    ---------    ---------
        Income from continuing
        operations before income taxes        8,189       (8,044)       5,527       5,672        5,344       (8,087)       2,929

Income tax (expense) benefit                 (1,176)       2,896 c)    (1,990)c)      270       (1,847)       1,800 f)      (317)
                                          ---------    ---------    ---------   ---------    ---------    ---------    ---------
        Net income                            7,013       (5,148)       3,537       5,402        3,497       (6,287)       2,612
                                          =========    =========    =========   =========    =========    =========    =========

a)  To remove legal fees related to the Jostens antitrust lawsuit.

b)  To reflect decrease in interest expense resulting from the debt paydown on Insilco's credit facility from the proceeds of the sale. Interest is calculated on the net proceeds of $89.1 million using an assumed interest rate of 8 percent. A change of 1/8 percent in the interest rate would result in a change in interest expense and net income of $83,619 and $53,517 before and after taxes, respectively.

c)  To reflect the tax effect of Taylor operations and the pro forma adjustments at a stautory rate, 34 percent for federal and 2 percent for state.

d)  To reflect the increase in amortization due to the amortization of goodwill on a straight-line basis over 20 years.

e)  To reflect increase in interest expense resulting from the borrowings under Insilco's credit facility to finance the acquisition. Interest is calculated on the new debt of $91.1 million less the cash acquired of $7.9 million using an assumed interest rate of 8 percent. A change of 1/8 percent in the interest rate would result in a change in interest expense and net income of $78,140 and $50,010 before and after taxes, respectively.

f)  To reflect the tax effect of the deductible pro forma adjustments at a stautory rate, 34 percent for federal and 2 percent for state. The amortization of the goodwill is not tax deductible.

                      INSILCO CORPORATION AND SUBSIDIARIES

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended December 31, 1998
                      (In thousands, except per share data)

                                                                 Net Proceeds                          Net Purchase
                                                       Taylor    and Interest   Taylor       T.A.T.    and Interest     T.A.T
                                        Historical   Operations   Adjustments  Pro Forma   Operations   Adjustments   Pro Forma
                                         ---------    ---------    ---------   ---------    ---------    ---------    ---------
Net sales                                $ 535,629     (101,325)        --       434,304       20,001         --        454,305

Cost of goods sold                         383,269      (61,167)        --       322,102       12,710         --        334,812
Depreciation and amortization               20,159       (3,319)        --        16,840           80        4,115 d)    21,035
Selling, general and administrative         91,488      (33,296)        (682)a)   57,510        3,609         --         61,119
Merger Expenses                             20,890         --           --        20,890         --           --         20,890
Severance and write-downs                    2,542         --           --         2,542         --           --          2,542
                                         ---------    ---------    ---------   ---------    ---------    ---------    ---------
       Operating income                     17,281       (3,543)         682      14,420        3,602       (4,115)      13,907

Other Income (expense):
     Interest expense                      (29,198)         610        5,782 b)  (22,806)        --         (5,829)e)   (28,635)
     Interest income                           979         --           --           979           34         --          1,013
     Equity in net income of Thermalex       2,850         --           --         2,850         --           --          2,850
     Other income, net                       3,027          713         --         3,740         --           --          3,740
                                         ---------    ---------    ---------   ---------    ---------    ---------    ---------
       Income from continuing
       operations before income taxes       (5,061)      (2,220)       6,464        (817)       3,636       (9,944)      (7,125)

Income tax (expense) benefit                   868          799 c)    (2,327)c)     (660)      (1,206)       2,098 f)       232
                                         ---------    ---------    ---------   ---------    ---------    ---------    ---------
       Net income (loss)                    (4,193)      (1,421)       4,137      (1,477)       2,430       (7,846)      (6,893)
                                         =========    =========    =========   =========    =========    =========    =========

a)  To remove legal fees related to the Jostens antitrust lawsuit.

b)  To reflect decrease in interest expense resulting from the debt paydown on Insilco's credit facility from the proceeds of the sale. Interest is calculated on the weighted average proceeds of $82.6 million (adjusted for seasonal working capital fluctuations) using a rate of 7 percent. A change of 1/8 percent in the interest rate would result in a change in interest expense and net income of $103,241 and $66,074 before and after taxes, respectively.

c)  To reflect the tax effect of Taylor operations and the pro forma adjustments at a stautory rate, 34 percent for federal and 2 percent for state.

d)  To reflect the increase in amortization due to the amortization of goodwill on a straight-line basis over 20 years.

e)  To reflect increase in interest expense resulting from the borrowings under Insilco's credit facility to finance the acquisition. Interest is calculated on the new debt of $91.1 million less the cash acquired of $7.9 million using an assumed interest rate of 7 percent. A change of 1/8 percent in the interest rate would result in a change in interest expense and net income of $104,091 and $66,618 before and after taxes, respectively.

f)  To reflect the tax effect of the deductible pro forma adjustments at a stautory rate, 34 percent for federal and 2 percent for state. The amortization of the goodwill is not tax deductible.

                                      F-3

                                  EXHIBIT INDEX



           EXHIBIT NO.                        DESCRIPTION

              2 (a) Purchase agreement dated December 22, 1999 by and among Insilco Corporation, David Mesri and Nahid Salim.

             23 (a)      Consent of Wasserman Stotland Bratt Grossbaum.

             99 (a)      Press release of Insilco Holding Co. issued February
                         21, 2000.